Exhibit 99.1

NEWS RELEASE

CONTACT: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS THIRD QUARTER 2018 RESULTS

•	Net earnings of $291 million, or $1.62 per diluted share

•	Adjusted net earnings of $321 million, or $1.79 per diluted share

•	Adjusted EBITDA of $526 million

PITTSBURGH, November 1, 2018 – United States Steel Corporation (NYSE: X) reported third quarter 2018 net earnings of $291 million, or $1.62 per diluted share. Adjusted net earnings were $321 million, or $1.79 per diluted share. This compares to third quarter 2017 net earnings of $147 million, or $0.83 per diluted share. Adjusted net earnings for third quarter 2017 were $161 million, or $0.92 per diluted share.

2

Earnings Highlights

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2018	2017	2018	2017
Net Sales	$3,729	$3,248	$10,487	$9,117
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$305	$161	$562	$293
U. S. Steel Europe	72	73	297	215
Tubular	7	(7)	(55)	(93)
Other Businesses	16	12	44	34
Total segment earnings before interest and income taxes	$400	$239	$848	$449
Other items not allocated to segments	(27)	21	(37)	58
Earnings before interest and income taxes	$373	$260	$811	$507
Net interest and other financial costs	59	113	252	276
Income tax provision	23	—	36	3
Net earnings	$291	$147	$523	$228
Earnings per diluted share	$1.62	$0.83	$2.92	$1.29

Adjusted net earnings (a)	$321	$161	$640	$205
Adjusted net earnings per diluted share (a)	$1.79	$0.92	$3.58	$1.17
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$526	$357	$1,232	$825
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.
Commenting on U. S. Steel's results, President and Chief Executive Officer David B. Burritt said, "Our third quarter results were in line with our expectations, with a significant improvement in earnings from our Flat-rolled segment and a return to profitability for our Tubular segment."

2018 Guidance
Commenting on U. S. Steel's guidance for 2018, Burritt said, "Market conditions remain solid, with stable end-user steel consumption. We experienced lower customer order rates for an extended period, driven by falling spot and index prices. However, we expect continued strength in steel demand will support favorable market conditions as we enter 2019."
We expect results for our Flat-rolled segment to continue to improve primarily due to increased shipments and lower maintenance and outage costs, partially offset by lower average realized prices. Despite a softening in the energy tubulars market, we expect Tubular to continue to improve primarily due to increased shipments, partially offset by lower average realized prices. We expect results for our European segment to decrease primarily due to inventory revaluation adjustments related to raw material price volatility.

3

We currently expect fourth quarter 2018 adjusted EBITDA to be approximately $575 million, which would result in full-year 2018 adjusted EBITDA of approximately $1.8 billion.
*****
The Company will conduct a conference call on third quarter 2018 earnings on Friday, November 2, at 8:30 a.m. Eastern Daylight. To listen to the webcast of the conference call, and to access the company's slide presentation and prepared remarks, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. Replays of the conference call will be available on the website after 10:30 a.m. on November 2.
*****
Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of Guidance net earnings to consolidated Guidance adjusted EBITDA.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	859	728	807	730
U. S. Steel Europe ($/net ton)	669	639	695	617
U. S. Steel Europe (euro/net ton)	575	544	582	554
Tubular ($/net ton)	1,602	1,433	1,477	1,268
Steel Shipments (thousands of net tons): (a)
Flat-Rolled	2,659	2,544	7,777	7,445
U. S. Steel Europe	1,101	1,067	3,384	3,333
Tubular	184	185	564	509
Total Steel Shipments	3,944	3,796	11,725	11,287

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	26	43	158	137
U. S. Steel Europe to Flat-Rolled	—	—	22	47
Raw Steel Production (thousands of net tons):
Flat-Rolled	2,933	2,821	8,558	8,247
U. S. Steel Europe	1,210	1,235	3,810	3,778
Raw Steel Capability Utilization: (b)
Flat-Rolled	68%	66%	67%	65%
U. S. Steel Europe	96%	98%	102%	101%

CAPITAL EXPENDITURES
Flat-Rolled	$213	$134	$531	$206
U. S. Steel Europe	25	28	63	62
Tubular	9	8	33	19
Other Businesses	18	1	19	4

Total	$265	$171	$646	$291
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe.

UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2018	2017	2018	2017
NET SALES	$3,729	$3,248	$10,487	$9,117

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	3,172	2,828	9,101	8,110
Selling, general and administrative expenses	81	75	251	223
Depreciation, depletion and amortization	126	118	384	376
Earnings from investees	(17)	(9)	(39)	(29)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(72)
Gain on equity investee transactions	—	(21)	(18)	(21)
Restructuring and other charges	—	(2)	—	30
Net gain on disposal of assets	(5)	(1)	(3)	(2)
Other income, net	(1)	—	—	(5)

Total operating expenses	3,356	2,988	9,676	8,610

EARNINGS BEFORE INTEREST AND INCOME TAXES	373	260	811	507
Net interest and other financial costs (a)	59	113	252	276

EARNINGS BEFORE INCOME TAXES	314	147	559	231
Income tax provision (benefit)	23	—	36	3

Net earnings	291	147	523	228
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—
NET EARNINGS ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$291	$147	$523	$228

COMMON STOCK DATA:

Net earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$1.64	$0.84	$2.96	$1.30
Diluted	$1.62	$0.83	$2.92	$1.29
Weighted average shares, in thousands
Basic	177,250	175,003	176,815	174,684
Diluted	179,126	176,484	178,734	176,336
Dividends paid per common share	$0.05	$0.05	$0.15	$0.15
(a) Includes $19 million and $15 million for the three months ended September 30, 2018 and 2017, respectively, and $53 million and $47 million for the nine months ended September 30, 2018 and 2017, respectively, of postretirement benefit expense (other than service cost) related to the retrospective presentation change of net periodic benefit cost of our defined benefit pension and other post-employment benefits as a result of the adoption of Accounting Standards Update 2017-07, Compensation - Retirement Benefits on January 1, 2018.

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Nine Months Ended
	September 30,
(Dollars in millions)	2018	2017
Cash provided by (used in) operating activities:
Net earnings	$523	$228
Depreciation, depletion and amortization	384	376
Gain associated with retained interest in U. S. Steel Canada Inc.	—	(72)
Gain on equity investee transactions	(18)	(21)
Restructuring and other charges	—	30
Loss on debt extinguishment	77	32
Pensions and other postretirement benefits	57	42
Deferred income taxes	1	7
Net gain on disposal of assets	(3)	(2)
Working capital changes	(283)	(216)
Income taxes receivable/payable	53	15
Other operating activities	(69)	127
Total	722	546

Cash used in investing activities:
Capital expenditures	(646)	(291)
Proceeds from sale of ownership interest in equity investee	—	105
Disposal of assets	10	—
Other investing activities	(1)	(3)
Total	(637)	(189)

Cash provided by (used in) financing activities:
Issuance of long-term debt, net of financing costs	640	737
Repayment of long-term debt	(922)	(906)
Receipts from exercise of stock options	34	14
Dividends paid	(27)	(26)
Taxes paid for equity compensation plans	(9)	(10)
Total	(284)	(191)

Effect of exchange rate changes on cash	(13)	15

Net (decrease) increase in cash, cash equivalents and restricted cash	(212)	181
Cash, cash equivalents and restricted cash at beginning of the year (a)	1,597	1,555

Cash, cash equivalents and restricted cash at end of the period (a)	$1,385	$1,736
(a) Includes restricted cash in the beginning-of-period and end-of-period amounts as a result of the retrospective adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash on January 1, 2018.

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	Sept. 30	Dec. 31
(Dollars in millions)	2018	2017
Cash and cash equivalents	$1,344	$1,553
Receivables, net	1,673	1,379
Inventories	1,950	1,738
Other current assets	101	85
Total current assets	5,068	4,755
Property, plant and equipment, net	4,643	4,280
Investments and long-term receivables, net	508	480
Intangible assets, net	160	167
Other assets	190	180

Total assets	$10,569	$9,862

Accounts payable and other accrued liabilities	$2,525	$2,170
Payroll and benefits payable	425	347
Short-term debt and current maturities of long-term debt	4	3
Other current liabilities	182	201
Total current liabilities	3,136	2,721
Long-term debt, less unamortized discount and debt issuance costs	2,498	2,700
Employee benefits	666	759
Other long-term liabilities	327	361
United States Steel Corporation stockholders' equity	3,941	3,320
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$10,569	$9,862

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2018	2017	2018	2017
Reconciliation to Adjusted EBITDA
Net earnings attributable to United States Steel Corporation	$291	$147	$523	$228
Income tax provision	23	—	36	3
Net interest and other financial costs	59	113	252	276
Depreciation, depletion and amortization expense	126	118	384	376
EBITDA	499	378	1,195	883
Gain on equity investee transactions	—	(21)	(18)	(21)
Granite City Works restart costs	27	—	63	—
Granite City Works adjustment to temporary idling charges	—	—	(8)	—
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(72)
Loss on shutdown of certain tubular assets	—	—	—	35
Adjusted EBITDA	$526	$357	$1,232	$825

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts) (a)	2018	2017	2018	2017
Reconciliation to adjusted net earnings (loss) attributable to United States Steel Corporation
Net earnings attributable to United States Steel Corporation	$291	$147	$523	$228
Gain on equity investee transactions	—	(21)	(18)	(21)
Granite City Works restart costs	27	—	63	—
Granite City Works adjustment to temporary idling charges	—	—	(8)	—
Loss on debt extinguishment and other related costs	3	35	80	35
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(72)
Loss on shutdown of certain tubular assets	—	—	—	35
Total adjustments	30	14	117	(23)
Adjusted net earnings attributable to United States Steel Corporation	$321	$161	$640	$205

Reconciliation to adjusted diluted net earnings (loss) per share
Diluted net earnings per share	$1.62	$0.83	$2.92	$1.29
Gain on equity investee transactions	—	(0.11)	(0.10)	(0.11)
Granite City Works restart costs	0.15	—	0.35	—
Granite City Works adjustment to temporary idling charges	—	—	(0.04)	—
Loss on debt extinguishment and other related costs	0.02	0.20	0.45	0.20
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	—	(0.41)
Loss on shutdown of certain tubular assets	—	—	—	0.20
Total adjustments	0.17	0.09	0.66	(0.12)
Adjusted diluted net earnings per share	$1.79	$0.92	$3.58	$1.17
(a) The adjustments included in this table have been tax effected at a 0% tax rate due to the recognition of a full valuation allowance.

UNITED STATES STEEL CORPORATION
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE (a)
	Quarter Ended	Year Ended
	Dec. 31	Dec. 31
(Dollars in millions)	2018	2018
Reconciliation to Projected Adjusted EBITDA Included in Guidance
Projected net earnings attributable to United States Steel Corporation included in Guidance	$349	$872
Estimated income tax expense	30	66
Estimated net interest and other financial costs	75	327
Estimated depreciation, depletion and amortization	136	520
Gain on equity investee transactions	(20)	(38)
Granite City Works restart costs	5	68
Granite City Works adjustment to temporary idling charges	—	(8)
Projected adjusted EBITDA included in Guidance	$575	$1,807
(a) Note: projected adjusted EBITDA included in Guidance excludes one-time costs resulting from the future ratification of a new collective bargaining agreement.

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. EBITDA is also used by analysts to refine and improve the accuracy of their financial models that utilize enterprise value.
Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of gains (losses) on the sale of ownership interests in equity investees, facility restart costs, gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges, significant temporary idling charges and debt extinguishment and other related costs that are not part of the Company's core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of gains (losses) on the sale of ownership interests in equity investees, facility restart costs, gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges and significant temporary idling charges. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of gains (losses) on the sale of ownership interests in equity investees, facility restart costs, gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges, significant temporary idling charges and debt extinguishment and other related costs that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial guidance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, in our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2018, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

-oOo-
2018-032